UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A-2
CURRENT REPORT
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Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2001 PAVING STONE CORPORATION
(Exact name of registrant as specified in its charter)
          NEVADA 	       	000-30051 		88-0443120
(State of incorporation) (Commission File No.) (I.R.S. Employer ID No.) 1760 N.W. 22nd Court, Pompano Beach, FL 33069
(Address of principal executive offices)
(954) 971-3235
(Registrant's telephone number)
Cottage Investments, Inc.
505 Park Avenue, 20th Floor, New York, NY 10022
(Former name and former address)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT
As previously reported, on October 11, 2001, the Registrant, Cottage Investments, Inc. ("COTF"), a Nevada Corporation, entered into an Agreement and Plan of Reorganization (the "Agreement") to acquire (the "Acquisition") all of the issued and outstanding common stock of The Paving Stone Co., Inc., a Florida corporation, The Paving Stone Company of California, Inc., a California corporation, The Paving Stone Company of Arizona, Inc., an Arizona corporation, Paving Stone of Nevada, Inc. a Nevada corporation, and Paving Stone Company of Atlanta, Inc., a Georgia corporation (collectively, the "Paving Stone Companies"). Each of entities comprising the Paving Stone Companies had its headquarters in Pompano Beach, Florida, and was solely owned by Maurice Sigouin. Under the Agreement, COTF was to acquire the Paving Stone Companies for a total of 20,000,000 shares of COTF common stock, of which 16,040,000 shares would be issued to: Maurice Sigouin, the sole shareholder of the Paving Stone Companies, 1,320,000 shares would be issued to Jace Simmons, an officer of the Paving Stone Companies, and 2,640,000 shares would be issued to consultants providing services to the Paving Stone Companies before and after the transaction. In exchange, Maurice Sigouin exchanged all of the outstanding common shares of the five Pawing Stone Companies. The Paving Stone Companies also were required to pay cash in the amount of $30,000, which was to be used to pay off existing liabilities of COTF. The new control group did not obtain debt financing or make any other pledges in connection with the Acquisition or change in control of the Registrant.
On December 17, 2001,the acquisition closed, causing a change in control of the Registrant. COTF caused its charter to be amended to change its name to Paving Stone Corporation and caused its trading symbol to be changed to "PVNG."
Under the Agreement, two affiliates of COTF retained the ability to appoint two out of seven directors. None have been appointed to date. In connection with the Acquisition, Daniel J. Mackell and Sean M. Daly resigned from the board of directors. Maurice F. Sigouin was elected a director and Chairman of the Board of Directors and Jace Simmons was elected a director.
The following chart reflects the ownership of certain beneficial owners who own five percent or more of any class of securities of the Registrant after the change of control event described in this item.

Title			Name and Address	Amount and	Percent of Class
			of Beneficial		Nature of
			Owner			Beneficial Owner
----------------------------------------------------------------------
Common Stock		Maurice F.		16,040,000	72.91
			Sigouin, 1760
			N.W. 22nd Court,
			Pompano Beach,
			FL 33069

Common Stock		Jace Simmons		1,320,000	6.0
			1760 N.W. 22nd
			Court, Pompano
			Beach, FL 33069
-----------------------------------------------------------------------
The following chart reflects the security ownership of management of the Registrant after the change of control event described in this item.
Title			Name and Address	Amount and	Percent of Class
			of Beneficial		Nature of
			Owner			Beneficial Owner
-----------------------------------------------------------------------
Common Stock		Maurice F.		16,040,000	72.91
			Sigouin, 1760
			N.W. 22nd Court,
			Pompano Beach,
			FL 33069

Common Stock		Jace Simmons		1,320,000	6.0
			1760 N.W. 22nd
			Court, Pompano
			Beach, FL 33069
-----------------------------------------------------------------------
ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
On October 11, 2001, COTF entered into the Agreement to conduct the Acquisition, in which it acquired all of the issued and outstanding common stock of the Paving Stone Companies from their sole shareholder, Maurice F. Sigouin (see Item 1 above.) The Acquisition was contingent upon the successful completion of due diligence by both sides, the settlement or satisfaction of all liabilities of COTF, the effectuation of a reverse stock split of the common stock of COTF sufficient to reduce the number of issued and outstanding shares of common stock to approximately 2,000,000, obtaining all necessary approvals to amend the Articles of Incorporation of COTF to increase the number of authorized shares to 150,000,000 and to change its name to "Paving Stone Corporation," and other customary conditions and deliveries.
On December 17, 2001, the Acquisition closed. Most of the conditions and deliveries were met with additional conditions to be completed subsequent to the closing.
COTF and its subsidiaries formerly operated Internet sites, which sold consumer goods. In late 2000, COTF exited the consumer Internet business to focus on communications infrastructure investments.
Paving Stone Corporation, through its subsidiaries, designs and installs interlocking concrete pavers for commercial and residential uses, including driveways, walkways, pool decks, patios and common areas. Paving Stone Corporation purchases its concrete paver products from prominent suppliers located near each of its offices. It markets its installation services to homebuilders, developers and individual homeowners. The Paving Stone Co., Inc. of Florida was founded in Pompano Beach, Florida in 1990. The five subsidiaries of the Paving Stone Corporation now have sixteen offices in eight states.
Upon the Acquisition, the composition of the board of directors changed. (See Item 6.) Under the Agreement, Maurice F. Sigouin has the right to appoint five members to the board of directors of the Registrant; to date, he has appointed two inside directors. Also under the Agreement, the two former board members have the right appoint two members to the board of directors following the Acquisition. Those two board members resigned on December 17, 2001 in connection with the Acquisition and to date, have not appointed any replacement directors.
ITEM 3. BANKRUPTCY OR RECEIVERSHIP.
Not applicable.
ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
On December 17, 2001, the board of directors of the Registrant dismissed the Registrant's independent auditors, Tauber & Balser, P.C. ("Tauber"). Tauber did not have any disagreement with the Registrant which caused the dismissal of Tauber or the change in independent auditors. Tauber's report on the financial statement of the Registrant for either of the past two years did not contain any adverse opinion or any disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports for the years ended December 31, 2000 and December 31, 1999 each contained a qualification as to the Registrant's ability to continue as a going concern. Such qualification had no bearing on the decision of the board of directors of the Registrant to dismiss Tauber as its independent auditor on December 17, 2001. During the Registrant's two most recent fiscal years and all subsequent interim period preceding the dismissal of Tauber as independent auditors, there were no disagreements with Tauber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope; accordingly, there was no disagreement, which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreements in connection with its audit report for such periods, or which would have caused the board of directors of the Registrant to discuss any disagreements with the former auditors.
The newly elected board of directors of the Registrant, upon the change of control of the Registrant (see Item I), recommended the retention of the new auditors. The new auditors, Weinberg & Company, P.A. ("Weinberg"), were engaged on December 18, 2001. The new auditors are authorized to discuss any matters with the old auditors, without any limitation whatsoever, and the Registrant has authorized the former auditors to respond fully to any inquiry of the successor auditors. The board of directors of the Registrant does not have an audit committee. The board of directors of the Registrant recommended and approved the decision to dismiss Tauber as independent auditors of the Registrant and to engage Weinberg as independent auditors of the Registrant. During the Registrant's two most recent fiscal years and any subsequent interim period preceding the dismissal of Tauber as independent auditors, at no point did the former auditors advise the Registrant that (a) the internal controls necessary for the Registrant to develop reliable financial statements did not exist; (b) information had come to the auditors' attention that led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management; (c)
(1) of the need to expand significantly the scope of its audit, or that information has come to the auditor's attention during the time period covered by Item 304(a)(1)(iv), that if further investigated may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Registrant's financial statements, and (2) due to the auditors' dismissal, or for any other reason, the auditor did not so expand the scope of its audit or conduct such further investigation; or (d) (i) information had come to the auditors' attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to the auditors' dismissal, or for any other reason, the issue has not been resolved to the auditors' satisfaction prior to its dismissal.
The Registrant has requested that the former accountant furnish the Registrant with a letter addressed to the Securities and Exchange Commission (the "Commission") providing permission to file such letter with the Commission and stating whether it agrees with the statements made by the Registrant in response to this Item 304(a) and, if not, stating the respects in which it did not agree. Such letter is filed as
Exhibit 16 hereto.
ITEM 5. OTHER EVENTS.
As previously reported on a Report on Form 8-K, on December 7, 2001, the board of directors of COTF voted to approve a reverse stock split in which every one hundred, thirty-three (133) shares of common stock was to be exchanged for one (1) share of common stock of the Registrant. Any fractional shares were to be rounded up to the nearest whole share. The reverse split was effective as of the close of business on December 17, 2001.
ITEM 6. RESIGNATIONS OF DIRECTORS OR EXECUTIVE OFFICERS.
Upon consummation of the Acquisition (see Item 1), on December 17, 2001, all of the Registrant's directors resigned. The resignations did not result from any disagreement with the Registrant.
Maurice F. Sigouin was elected a director and Chairman of the Board of Directors. Jace Simmons was elected a director.
Maurice F. Sigouin, 50, was the sole shareholder and founder of the Paving Stone Companies, where he served as their Chief Executive Officer, President, and Chairman of the Board of Directors. Born in Montreal, Canada, in 1951, Mr. Sigouin graduated from the University of Quebec at Montreal in 1972 with a degree in Physical Education. Since 1975, Mr. Sigouin has been employed in the construction industry. In 1990, Mr. Sigouin organized the Paving Stone Company of Florida, Inc. During the 1990s, Mr. Sigouin expanded the business to new locations in Florida, and later added additional offices in other states. Upon consummation of the Acquisition, Mr. Sigouin was appointed to serve as President, Chief Executive Officer and Chairman of the Board of Directors of the Registrant and received 16,040,000 shares of the common stock of the Registrant.
Jace Simmons, 45, served as the Vice President and Chief Financial Officer of The Paving Stone Co., Inc. of Florida. Upon consummation of the Acquisition, he was appointed the Executive Vice President, Chief Financial Officer, and a Director of the Company. In 1978, Mr. Simmons graduated from the University of Texas at Austin with a Bachelors of Business Administration in Accounting. He earned his certified public accounting license shortly thereafter. Upon graduating from college, Mr. Simmons joined Arthur Andersen and Company, a nationally recognized, "Big 5" accounting firm. He spent five years working as a public auditor, during which time he participated in several SEC engagements and developed auditing and accounting expertise. From May 1983 to March 2000, Mr. Simmons served as Chief Financial Officer at three separate divisions of Coldwell Banker Real Estate Company, a subsidiary of Cendant. From April 2000 to May 2000, Mr. Simmons acted as an independent consultant. In June 2000, Mr. Simmons joined The Paving Stone Co., Inc. as its Chief Financial Officer. In connection with the Acquisition, Mr. Simmons will receive 1,320,000 shares of common stock of the Registrant.
Under the Agreement, Mr. Sigouin has the right to appoint five members to the board of directors of the Registrant. However, only Messrs. Sigouin and Simmons have been appointed to date. Also under the Agreement, Messrs. Mackell and Daly have the right appoint two members to the board of directors following the Acquisition. At this time, Messrs. Mackell and Daly have not identified any individuals to fill those seats.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS
(a) Financial Statements of the Business Acquired. The financial statements are included in an Information Statement on Schedule 14C dated November 27, 2001 and are incorporated by reference.
(b) Pro Forma Financial Information. The pro forma financial data are included in an Information Statement on Schedule 14C dated November 27, 2001 and are incorporated by reference.
(c) Exhibits.
Ex. 16:  Letter from former auditors.
ITEM 8. CHANGE IN FISCAL YEAR.
The Registrant has not changed its fiscal year.
ITEM 9. REGULATION FD DISCLOSURE.
The Registrant has no such additional disclosures.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTAGE INVESTMENTS, INC.
Dated: March 27, 2002
By: /s/ Maurice Sigouin
Maurice Sigouin, Chairman, Chief
Executive Officer and President



Exhibit 16